Exhibit 8.1

SUBSIDIARIES

Wholly Owned Subsidiaries	Country of Incorporation

Torm Singapore (Pte) Ltd.	Singapore
Amazon Shipping LLC	Marshall Islands
Neches Shipping LLC	Marshall Islands
TORM Norge AS	Norway
Torm Shipping (Germany) G.m.b.H.	Germany
Long Range 1 A/S	Denmark
Medium Range A/S	Denmark
LR1 Management K/S	Denmark
MR Management K/S	Denmark
Charente Shipping LLC	Marshall Islands
Fox Shipping LLC	Marshall Islands
Garonne Shipping LLC	Marshall Islands
Horizon Shipping LLC	Marshall Islands
Kansas Shipping LLC	Marshall Islands
Loire Shipping LLC	Marshall Islands
Madison Shipping LLC	Marshall Islands
Moselle Shipping LLC	Marshall Islands
Ohio Shipping LLC	Marshall Islands
Platte Shipping LLC	Marshall Islands
Republican Shipping LLC	Marshall Islands
Rhone Shipping LLC	Marshall Islands
Rosetta Shipping LLC	Marshall Islands
San Jacinto Shipping LLC	Marshall Islands
Saone Shipping LLC	Marshall Islands
Tevere Shipping LLC	Marshall Islands
Thames Shipping LLC	Marshall Islands
Trinity Shipping LLC	Marshall Islands
Wabash Shipping LLC	Marshall Islands
Ottawa Shipping LLC	Marshall Islands
Tamar Shipping LLC	Marshall Islands
Ruby Shipping LLC	Marshall Islands
Ganges Shipping LLC	Marshall Islands
Libra Tankers Shipping LLC	Marshall Islands
Tiber Shipping LLC	Marshall Islands
OMI Marine Service Ltd.	Delaware
OMI Holding Ltd.	Mauritius
OMCI Ltd.	India
OMI Crewing Service Ltd.	Bermuda
TORM USA LLC	Delaware
Horizon Shipping LLC	Marshall Islands

Jointly Controlled Entities	Country of Incorporation

Long Range 2 A/S	Denmark
LR2 Management K/S	Denmark
TT Shipowning K/S	Denmark
Torghatten & Torm Shipowning ApS	Denmark
UT Shipowning K/S	Denmark
Ugland & Torm Shipowning ApS	Denmark
OMI Corporation	Marshall Islands
TORM SHIPPING (PHILS.), INC.	Philippines
FR8 Holdings Pte. Ltd.	Singapore